Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Prospectus Supplement dated August 25, 2022 and the Prospectus dated January 22, 2021

Registration No. 333-252342

1 ll ! i ! l .1 l1 1 TOYOTA I lncomeDriver N otes Fin a ncia l S e r vic es ◆ I t , t • $ A COMPETITIVE RATE We offer a higher rate than most high - yield savings accounts - and even most CDs. ' NO LONG - TERM COMMITMENTS Unlike other financial products, lncomeDriver Notes® requires no long - term commitment. EASY SIGN - UP All it takes is a few minutes and an initial investment of just $500. Click below to drive your income further with lncomeDriver Notes® from Toyota Financial Services. ENROLL NOW V iew web version. Int er est r ste effective ss o f Fe bru a ry 1 6. 2023 . The int er est r ste is vs is b le sn d su bj ect t o chsnge st sn y time. r 1 A s o f Jsnus ry 17, 2023 nstionsl r stesf or 12•m on th snd 36 -- mon th CD r s tes were 1.28% snd 1.1 6% r espectively, snd s r e calOJlsted using sn snnusl pa oen tsge yield This inf orm ati on is bssed upon the r stes pub lished by the Fed er al Deposit lnsu r snoe Corpor ati on . T oyo ta Finsncisl Services is s service msrk used t o msr!l:et the products o f T oyo ta Motor Cred it Corpor ati on snd lnoomeOriv er No tese is s r egistered tr sd ems rt o f T oyo ta Motor Cred it Corpor ati on . T oyo ta Motor Cred it Corpor ati on (" 'TMCC / hss filed s r egistration statement ( ind uding s prospe - ctus ) with the Se - cu r ities snd Exchs.nge Comm i ssi on ('" SEC ; f or the o ff er ing t o which this communication r els tes. Bef ore you invest yo u s h o u ld r esd the prospectus in th.st r eg is1rstion ststement and o th er documents TMCC hss filed with the SEC f or more complete inf orm s ti on sbout TMCC snd this o ff er ing. You msy get these documents f or free by visiting the SEC website st W \ \ W,se - c.gov or by downlosding them here. Alternstively. TMCC will a r r ange t o send you the prospectus if you r equest it by calling 1 - &<'4 - 4" 4 - < .., 73 . lnoomeDriver No tese s r e svsils b le t o individusls snd entities with s U.S. sdd r ess snd socisl secu r ity number or Fed er al Tax ID number. lnoomeDri ver No tesea r e unseo.z r ed debt ob ligs ti on s solely o f TMCC and a r e not ob ligs ti on s o f. or di r ectly or indi r ectly gus r snteed. by T oyo ts Motor Corpor ati on, T oyo ts Finsncisl Services Corpor ati on, or sn y o f thei r r espective sffilistes. The lnoomeDriv er No tese will hs.ve the benefit o f a ed it support ag r eements as desaibed in t he prospectus filed with the SEC. lnoomeDri ver No tese do not constitutes ssvings. deposit or o th er bsn!< sooount snd a r e not insu r ed by or su bject t o the protection o f the Fed er sl Deposit lnsu r snoe Corpor ati on . lnoomeDri ver No tesea r e not s money ms.r!l:et fund, which s r e typically diversified funds consisting o f sh ort• term debt secu r ities o f msny issuers, and th ere f ore do not meet the diversification and investment quslity stsnds r ds setf orth f or money ms.rli:et funds by the Investment Compsny Ad o f 1 9 - 40 . YOUR PRI VACY RIGHTS T o UNSUBSCRIBE from futu r e ems.ii from T oyo ts Finsncisl Serv ices r e gs r ding lnoomeDri ver No tese , lesse dick here . This T oyo ts Finsncisl Serv ices ms.rli:eting communication is intended f or r esidents o f the United Ststes on ly. T oyo ts Finsncisl Services 6565 Hesdqusrters Drive Msil DropW2•1C Plsn o, LEARN MORE TX 75024 ©Toyots Finsncisl Serv ices. All r ights r eserved. Subject : Accelerate Your Investments With Toyota

1 ll ! i ! l .1 l1 1 TOYOTA I lncomeDriver N otes Fin a ncia l S e r vic es ◆ I t , t • $ A COMPETITIVE RATE We offer a higher rate than most high - yield savings accounts - and even most CDs. ' NO LONG - TERM COMMITMENTS Unlike other financial products, lncomeDriver Notes® requires no long - term commitment. EASY SIGN - UP All it takes is a few minutes and an initial investment of just $500. Click below to drive your income further with lncomeDriver Notes® from Toyota Financial Services. ENROLL NOW V iew web version. Int er est r ste effective ss o f Fe bru a ry 1 6. 2023 . The int er est r ste is vs is b le sn d su bj ect t o chsnge st sn y time. r 1 A s o f Jsnus ry 17, 2023 nstionsl r stesf or 12•m on th snd 36 -- mon th CD r s tes were 1.28% snd 1.1 6% r espectively, snd s r e calOJlsted using sn snnusl pa oen tsge yield This inf orm ati on is bssed upon the r stes pub lished by the Fed er al Deposit lnsu r snoe Corpor ati on . T oyo ta Finsncisl Services is s service msrk used t o msr!l:et the products o f T oyo ta Motor Cred it Corpor ati on snd lnoomeOriv er No tese is s r egistered tr sd ems rt o f T oyo ta Motor Cred it Corpor ati on . T oyo ta Motor Cred it Corpor ati on (" 'TMCC / hss filed s r egistration statement ( ind uding s prospe - ctus ) with the Se - cu r ities snd Exchs.nge Comm i ssi on ('" SEC ; f or the o ff er ing t o which this communication r els tes. Bef ore you invest yo u s h o u ld r esd the prospectus in th.st r eg is1rstion ststement and o th er documents TMCC hss filed with the SEC f or more complete inf orm s ti on sbout TMCC snd this o ff er ing. You msy get these documents f or free by visiting the SEC website st W \ \ W,se - c.gov or by downlosding them here. Alternstively. TMCC will a r r ange t o send you the prospectus if you r equest it by calling 1 - &<'4 - 4" 4 - < .., 73 . lnoomeDriver No tese s r e svsils b le t o individusls snd entities with s U.S. sdd r ess snd socisl secu r ity number or Fed er al Tax ID number. lnoomeDri ver No tesea r e unseo.z r ed debt ob ligs ti on s solely o f TMCC and a r e not ob ligs ti on s o f. or di r ectly or indi r ectly gus r snteed. by T oyo ts Motor Corpor ati on, T oyo ts Finsncisl Services Corpor ati on, or sn y o f thei r r espective sffilistes. The lnoomeDriv er No tese will hs.ve the benefit o f a ed it support ag r eements as desaibed in t he prospectus filed with the SEC. lnoomeDri ver No tese do not constitutes ssvings. deposit or o th er bsn!< sooount snd a r e not insu r ed by or su bject t o the protection o f the Fed er sl Deposit lnsu r snoe Corpor ati on . lnoomeDri ver No tesea r e not s money ms.r!l:et fund, which s r e typically diversified funds consisting o f sh ort• term debt secu r ities o f msny issuers, and th ere f ore do not meet the diversification and investment quslity stsnds r ds setf orth f or money ms.rli:et funds by the Investment Compsny Ad o f 1 9 - 40 . YOUR PRI VACY RIGHTS T o UNSUBSCRIBE from futu r e ems.ii from T oyo ts Finsncisl Serv ices r e gs r ding lnoomeDri ver No tese , lesse dick here . This T oyo ts Finsncisl Serv ices ms.rli:eting communication is intended f or r esidents o f the United Ststes on ly. T oyo ts Finsncisl Services 6565 Hesdqusrters Drive Msil DropW2•1C Plsn o, LEARN MORE TX 75024 ©Toyots Finsncisl Serv ices. All r ights r eserved. Subject : Accelerate Your Investments With 4.50% From Toyota